UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

Rackspace Hosting, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-150469	74-3016523
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

5000 Walzem Rd. San Antonio, TX	78218
(Address of principal executive offices)	(Zip Code)

(210) 312-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The following executive officers and directors of Rackspace Hosting, Inc. (“Rackspace”) have entered into written stock selling plans (“Plans”) for asset diversification purposes in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended and Rackspace’s insider trading policy:

Lanham Napier, President and Chief Executive Officer

S. James Bishkin, Director

Klee Kleber, Vice President, Marketing

Lew Moorman, Senior Vice President and Chief Strategy Officer

Glenn Reinus, Senior Vice President, Worldwide Sales

Alan Schoenbaum, Senior Vice President and General Counsel

Troy Toman, Vice President, Operations

Pursuant to the Plans, each of the executive officers will gradually liquidate a portion of his or her holdings in Rackspace. Selling according to the Plans will commence in February 2009 and will continue for between one and two years, unless sooner terminated. Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information, and allows the insiders to trade on a regular basis, regardless of any subsequent material non-public information they receive. These trading plans allow insiders to diversify their holdings and to minimize the stock market impact of sales by spreading the sales out over time.

The executive officers and directors will report transactions made pursuant to their respective Plans to the Securities and Exchange Commission pursuant to Rule 16(b) of the Exchange Act. Except as required by law, Rackspace does not undertake to report Rule 10b5-1 trading plans by other Rackspace officers or directors or to report modifications, transactions or other activities under Rule 10b5-1 trading plans or the similar plans of any other officer or director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2008	RACKSPACE HOSTING, INC.

	By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel